Securities and Exchange Commission
Washington, D.C.  20549



Re:  Aurora Acquisitions, Inc.



We have read Item 4 of Form 8-K/A dated May 7, 1998 and do not disagree with it, except for Item 4(1), of which we have no knowledge.







                                                        Cordovano & Harvey, P.C.
                                                                Denver, Colorado
                                                                     May 7, 1998